UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2022

Metacrine, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39512	47-2297384
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3985 Sorrento Valley Blvd., Suite C San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 369-7800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MTCR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2022, Patricia Millican notified the Board of Directors (the “Board”) of Metacrine, Inc. (the “Company”) that she will resign from her position as the Company’s Chief Financial Officer, principal financial officer and principal accounting officer, effective as of March 31, 2022 (the “Separation Date”), to pursue another opportunity.

The Company expects to enter into a separation agreement with Ms. Millican pursuant to which Ms. Millican will receive a one-time retention payment equal to $140,000 upon her continued service through the Separation Date as the Company’s Chief Financial Officer, principal financial officer and principal accounting officer, at which point, and until June 30, 2022 (the “Consulting Period”), she will provide transitional consulting services to the Company eight (8) hours per week and receive consulting fees of $16,000 per month, and during which Consulting Period the Company will permit the continued vesting and exercisability of any outstanding and unvested equity awards in accordance with the terms and conditions of the applicable award agreements, subject to Ms. Millican’s agreement to a general release of claims in favor of the Company and its affiliates and continued compliance with her existing confidentiality and nondisclosure obligations.

On February 17, 2022, Michael York, the Company’s Senior Vice President, Business Development & Commercial Strategy, was promoted to the position of Chief Business Officer, effective as of February 18, 2022, and was designated as the Company’s principal financial officer and financial accounting officer, effective as of the Separation Date.

Mr. York, 57, has served as the Company’s Senior Vice President, Business Development & Commercial Strategy since December 2021. From June 2018 to November 2021, he served in strategic business development roles at PhaseBio Pharmaceuticals, Inc. (NASDAQ: PHAS), most recently as Senior Vice President, Corporate Development and Alliance Management, where he led a number of licensing and development deals and was the architect for bentracimab’s commercial strategy. Prior to PhaseBio, he served as Vice President, Global Business Development and Alliance Management at Orexigen Therapeutics, Inc. (NASDAQ: OREX) from August 2015 to June 2018, where he led global business development activities to license Orexigen assets and manage alliance partners. Before Orexigen, Michael was President and Chief Executive Officer of Senté Labs, Inc., a privately held company recognized as a leader in medical skincare products based on glycoproteins. Earlier in his career, Mr. York held roles of increasing responsibility at Amylin Pharmaceuticals, Santarus, Inc., Amgen, AstraZeneca and Merck & Co., Inc. He received an MBA from the University of Redlands and a B.A. in public administration and economics from San Diego State University.

There are no arrangements or understandings between Mr. York and any other person pursuant to which Mr. York was selected to serve as the Company’s Chief Business Officer, principal financial officer or principal accounting officer. Mr. York does not have any direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with, and effective upon, Mr. York’s promotion to Chief Business Officer, he received a $30,000 base salary increase and a 5% increase in his target bonus percentage for fiscal year 2022.

Mr. York will also enter into the Company’s standard form of indemnification agreement for officers, a form of which is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-248292), filed with the SEC on August 24, 2020).

2021 Bonus Payments and 2022 Salary Information for Certain Executive Officers

On February 18, 2022, the Board approved annual base salaries for fiscal year 2022 and the payment of annual cash bonus awards with respect to performance for fiscal year 2021 for certain of the Company’s executive officers. The base salaries for fiscal year 2022 are effective as of January 1, 2022.

The following table sets forth the amounts approved by the Board for certain of the Company’s executive officers:

	2022 Base Salary	2021 Cash Bonus
Preston Klassen, M.D. President and Chief Executive Officer	$578,300	$204,375
Patricia Millican Chief Financial Officer	(1)	129,024
Michael York(2) Chief Business Officer	420,000	13,650

(1)Ms. Millican notified the Board of her resignation, effective as of March 31, 2022.

(2)Mr. York was appointed Chief Business Officer, effective as of February 18, 2022. Mr. York’s 2021 cash bonus award was prorated based on his start date in November 2021.

Item 9.01 Financial Statements and Exhibits.

(d)	The following exhibit is furnished with this Current Report.

Exhibit Number	Description
99.1	Press release dated February 24, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Metacrine, Inc.

Date: February 24, 2022	By:	/s/ Patricia Millican
Patricia Millican
Chief Financial Officer

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